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                                                                   EXHIBIT 10(R)




                                   EXHIBIT A



                              JWP INC. EMPLOYEES'
                         SEVERANCE PAY/STAY BONUS PLAN
                 (as amended and restated as of March 16, 1994)
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                                                                   Exhibit 10(r)

                              JWP INC. EMPLOYEES'
                         SEVERANCE PAY/STAY BONUS PLAN
                (as amended and restated as of March 16, 1994)


          JWP INC. ("Company") hereby establishes and adopts effective as of June 25, 1993 ("Effective Date"), the JWP INC. Employees' Severance Pay/Stay Bonus Plan ("Plan") for the benefit of its eligible employees in order to encourage such employees to contribute their employment over the next two years during the period in which the Company is restructuring its business operations.

I.  Eligibility
    -----------

          Those employees of the Company (including officers) who are listed on Appendix A of the Plan will become Plan participants ("Participants") as of the Effective Date and will be eligible to receive the specific amounts of severance pay and/or stay bonus, if any, indicated for each individual Participant on Appendix A ("Designated Amount(s)") in the event they become entitled to receive severance pay or a stay bonus by satisfying the requirements set forth in
Section II of the Plan.

          Each Participant will be notified in writing by the Committee appointed to administer the Plan pursuant to Section V ("Committee") of his selection for coverage under the Plan and such notification will specify the Designated Amounts he is eligible to receive.
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II.  Entitlement to Designated Amounts
     ---------------------------------

A.  Severance Pay
    -------------

          A Participant will be entitled to receive his Designated Amount of severance pay in the event that his employment with the Company is terminated (for reasons other than death, disability or his voluntary resignation) during the two-year period commencing on June 25, 1993 and ending on June 24, 1995; provided, however, that Participant will not be entitled to any severance pay under this Plan if his employment with the Company is terminated (whether on account of discharge or resignation in lieu of discharge) "for cause."

          A Participant's termination of employment will be deemed to be "for cause" in the following situations:

          (1)  the Participant's conviction (or nolo contendre plea) in
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connection with a felony or misdemeanor involving moral turpitude or which in the opinion of the Board of Directors of the Company is inimical to the best interests of the Company;

          (2) admission by the Participant to an act of fraud, theft or dishonesty against the Company or any subsidiary;

          (3) willful neglect, willful failure or willful refusal by the Participant substantially to perform his duties (other than any such failure or refusal resulting from the Participant's incapacity due to physical or mental illness); or

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          (4)  willful misconduct by the Participant in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any subsidiary, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or any subsidiary or any willful and intentional act having the effect of injuring the reputation, business or business relationships of the Company or any subsidiary.

          In the event a Participant shall terminate his employment with the Company (by resignation or otherwise) following a reduction in his then base salary or following a material reduction in his duties or responsibilities, then for purposes hereof the Company shall be deemed to have terminated his employment with the Company without cause and the Participant shall be entitled to the Designated Amount of his severance pay and his stay bonus as provided herein.

B.  Stay Bonus
    ----------

          A Participant will be entitled to receive the Designated Amount of his stay bonus if he remains continuously employed for the period commencing on June 25, 1993 and ending on the earlier of September 30, 1994 or the date that an order confirming a plan of reorganization of the Company is signed by the United States Bankruptcy Court, Southern District of New York (the earlier of which dates is hereafter referred to as the "Target Date"). Notwithstanding the preceding, if a

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Participant's employment with the Company is terminated (for reasons other than for cause or by reason of his death, disability, or voluntary resignation) prior to the Target Date, then such Participant shall be entitled to a stay bonus which shall be a percentage (not in excess of 100%) of the Designated Amount of his stay bonus which is equal to the percentage determined by dividing by 12 the number of consecutive 30-day periods or portions thereof (not exceeding 12), the first commencing June 25, 1993 and ending July 24, 1993, that the Participant is employed by the Company during the period commencing on June 25, 1993 and ending on June 24, 1994.

III.  Sources of Benefits
      -------------------

          A. All severance pay and/or stay bonuses payable under the Plan represent an obligation of the Company which shall be paid from its general assets; provided, however, that the Company may, from time to time, in its sole discretion, make contributions to a taxable trust ("Trust") which it may establish pursuant to Subparts A and B, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, ("Code") to pre-fund all or a portion of a Participant's benefits to which he may become entitled pursuant to Section II of the Plan. Any such discretionary contributions will be allocated to the account of each individual Participant ("Account") by the trustee of the Trust ("Trustee") as directed by the Committee. The Company has no obligation to direct the Trustee to allocate contributions to the Trust to the Accounts of individual

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Participants on a pro rata basis with respect to the Designated Amounts of all
Participants.

          B. Payments from the Trust to the Participants shall be in discharge of the Company's liability under the terms of the Plan to such Participants to the extent such benefits are paid from the Trust. It is the intent of the Company that each Account established pursuant to Section III be treated as a separate trust designed to satisfy, in whole or in part, the Company's liability under the Plan to the Participant with respect to whose benefits such Account is maintained.

          C. Subject to the provisions of Subsection D of Section VI hereof, the Trust shall be irrevocable. In addition, the assets of the Trust to be credited to the Participants' Accounts shall not be subject to the claims of the creditors of the Company in a bankruptcy or other insolvency proceeding under federal or state law, and subject to Subsection E of this Section, shall be maintained for the exclusive purpose of providing benefits to Participants under the Plan.

          D. Each Participant shall have a secured interest in the Account maintained in the Trust with respect to his benefits payable under the Plan. Each Participant's Account will be maintained as a separate account within the meaning of Section 404(a)(5) of the Code. The Company agrees that, except as otherwise provided in Subsection E of this Section, during the existence of the Trust the Company shall not permit or cause, or amend this Plan to permit or cause, the Trust, or any part

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hereof, to be sued for or diverted to purposes other than the payment of benefits under the Plan to Participants.

          E. Although the Participants will have a secured interest in the contributions made by the Company and credited to their Accounts, they shall have no interest, secured or unsecured, in the income of the Trust (including unrealized capital gains). The Trustee shall distribute such income quarterly to the Company which will be responsible for the payment of any federal, state or local taxes payable on such income and will be deemed the grantor of a grantor trust for this purpose within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Code.

IV.  Distribution of Benefits.
     ------------------------

          A. As soon as practicable following the date a Participant becomes entitled to receive a stay bonus or severance pay under Section II of the Plan, the Company shall direct the Trustee to distribute to him in a lump sum the lesser of: the amount credited to his Account in the Trust, or the amount of his stay bonus or severance pay benefit to which he is then entitled. To the extent that the amount credited to his Account is less than such benefit, he shall receive the balance from the Company, either in a lump sum or in weekly installments (not exceeding 52 installments), at such times and such amounts, as determined by the Committee, in its sole discretion.

          B. Payments under the Plan are subject to federal, state and local income tax withholding and all other

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applicable federal, state and local taxes.  The Trustee shall withhold from the
Trust and the Company shall withhold from any payments it makes all applicable federal, state and local withholding taxes and the employee shall be required to file any necessary certificate or other form in connection therewith prior to receiving any payments.

          C. In the event that a Participant dies or becomes disabled prior to becoming entitled to any benefit payable under the Plan, his right to such benefit shall be forfeited. In the event a Participant dies after becoming entitled to a benefit payable under the Plan but prior to recovering the full amount of such benefit, his designated beneficiary or his estate (if no beneficiary has been designated) shall be entitled to receive such unpaid benefits on the date or dates that the Participant would have received them while living.

V.  Administration
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          A.  The Plan shall be administered by an administrative Committee appointed by the Board of Directors, which shall consist of such number of persons as shall from time to time be determined by the Board of Directors. Members of the Committee may be officers, directors, employees of the Company or others and shall hold office at the pleasure of the Board of Directors and without compensation, unless otherwise determined by the Board of Directors.
The Committee shall be charged with the operation and administration of the Plan. The Committee shall have the power to interpret and construe this Plan and to

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determine all questions arising under this Plan, to adopt and amend from time to time such rules and regulations necessary for the administration of this Plan which are not inconsistent with the terms and provisions of this Plan; provided that the Board of Directors shall retain the power to determine all questions of eligibility, status and rights of Participants.

          B. In the event that a Participant or former Participant ("Claimant") submits a written claim to the Committee claiming that all or a portion of his benefits under the Plan have been denied in error or inappropriately calculated, the Committee shall notify the Claimant in writing of its decision regarding such claim within ninety (90) days of the date the claim is received by the Committee, unless special circumstances warrant an extension of time for processing the claim. Such extension shall not exceed ninety (90) days and no extension shall be allowed unless, within the initial ninety (90) days period, the Claimant is sent a notice of extension indicating the special circumstances requiring the extension and specifying a date which the Committee expect to render their decision. If the Committee denies the Participant's claim in whole or in part, the Committee shall advise the Claimant in writing of: (1) the specific reason or reasons for the denial; (2) specific references to pertinent Plan provisions on which the Committee based its denial of the claim (the "Denial"); (3) a description of any additional material and information needed for the Claimant to perfect his entitlement to benefits and an

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explanation of why the material or information is needed; (4) a statement that the Claimant may: (a) request a review of the Denial upon written application to the Committee, and (b) review pertinent Plan documents, and (c) submit issues and comments in writing; and (5) the names of the members of the Committee and the name and address of each member of such Committee to whom the claimant may forward any appeal of the Denial. The Committee's notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the sixty (60) day period will render the Committee's determination final, binding, and conclusive.

          Any appeal that the Claimant wishes to make from the Denial must be made, in writing, to the Committee, within sixty (60) days after receipt of the Committee's notice thereof. If the Claimant should appeal to the Committee, he or his duly authorized representative may submit, in writing, whatever issues and comments he, or his duly authorized representative, feel are pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the Denial is justified under the circumstances.
The Committee shall advise the Claimant, in writing, of its decision on appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within sixty
(60) days of the Claimant's written request for review, unless special circumstances (such as a hearing) require an extension of the sixty (60) day period, but

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in no event shall the Committee render a decision on an appeal from the Denial later than one hundred twenty (120) days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences.

VI.  Miscellaneous
     -------------

          A. Nothing contained herein shall give any employee the right to be retained in the employment of the Company or any successor, or affect the Company's right to dismiss any employee at will. The Plan is not a term or condition of any individual's employment and no employee shall have any legal right to payments hereunder except to the extent all conditions relating to the receipt of such payments have been satisfied.

          B. Nothing contained herein shall give an employee any right to any employee benefit upon termination of employment with the Company, except as specifically provided herein, required by law, provided by the terms of another employment agreement or any employee benefit plan document relating to the treatment of former employees generally.

          C. No person having a benefit under the Plan may assign, transfer or in any other way alienate the benefit, nor shall any benefit under this Plan be subject to garnishment, attachment, execution or levy of any kind.

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          D.  The Plan shall terminate automatically, effective as of August 24,
1995, unless the termination date is deferred to a later date by the Board of Directors of the Company ("Deferred Termination Date"). The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time prior to the later of August 24, 1995 or any Deferred Termination Date; provided, however, that unless the written consent of a Participant is obtained, no such amendment or termination shall adversely affect the rights of any Participant. Upon termination of the Plan, all Plan benefits not payable from the Trust shall be paid by the Company within 60 days of such termination date. Upon termination of both the Plan and the Trust, any assets remaining in the Trust after all benefits payable under the plan have been paid in full shall be returned to the Company.

          E. This Plan and all action taken under it shall be governed as to validity, construction, interpretation and administration by the laws of the State of New York except to the extent preempted by applicable federal law.

          F. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

          G. The Company shall take all necessary actions to insure that any successor, whether direct or indirect, by operation of law, by purchase, merger, consolidation, liquidation

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or otherwise, to substantially all of the business and/or assets of the Company
(sometimes referred to herein as the "successor/acquiror") expressly assumes the obligations of the Company under this Plan. If the Company does not make this Plan binding upon any successor/acquiror, the Company shall reserve such amounts as are necessary to meet the obligations hereunder, from the Company's general assets or from amounts otherwise realized or derived in connection with the transaction in which the successor/acquiror succeeds to control of the Company.

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